EXHIBIT 21.1

                         Subsidiaries of The Registrant


    Name                  Percentage Ownership            State of Incorporation
    ----                  --------------------            ----------------------
    Kolar, Inc.*                 100%                     Delaware


     *        Currently in the process of liquidating its assets.